EXHIBIT 1
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: June 30, 2008	ComVest Investment Partners II, LLC By: ComVest II Partners, LLC, Managing Member
	By:	/s/ Michael S. Falk
		Name:	Michael S. Falk
		Title:	Managing Member

Dated: June 30, 2008	ComVest II Partners, LLC
	By:	/s/ Michael S. Falk
		Name:	Michael S. Falk
		Title:	Managing Member

Dated: June 30, 2008	ComVest Group Holdings LLC
	By:	/s/ Michael S. Falk
		Name:	Michael S. Falk
		Title:	Chairman and Managing Member

Dated: June 30, 2008	/s/ Michael S. Falk
By: Michael S. Falk, individually

Dated: June 30, 2008	/s/ Robert L. Priddy
By: Robert L. Priddy, individually